UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2007

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Management Proposal Regarding Shareowner Voting Requirements

The Board of Directors of PPL Corporation ("PPL") has decided to submit a management proposal, for approval by shareowners at PPL's 2008 Annual Meeting of Shareowners, to amend PPL's articles of incorporation and bylaws to remove all supermajority shareowner voting requirements in the articles and bylaws.  Shareowner proposals regarding the elimination of supermajority voting requirements have been approved by shareowners at shareowner meetings in 2006 and 2007.  Details regarding the proposal and the related proposed amendments to PPL's articles of incorporation and bylaws will be included in PPL's annual proxy statement, expected to be filed in April 2008.

Increase in Distribution Rates

On December 6, 2007, PPL issued a press release announcing approval by the Pennsylvania Public Utilities Commission (“PUC”) of the settlement agreement regarding PPL Electric Utilities Corporation’s (“PPL Electric Utilities”) requested increase in distribution rates.  As a result, the PUC has approved a $55 million increase in PPL Electric Utilities’ annual distribution revenues, effective January 1, 2008.  A copy of the press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press release, dated December 6, 2007, announcing PUC approval of an increase in PPL Electric Utilities’ distribution rates effective January 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL Corporation
(Registrant)

PPL Electric Utilities Corporation
(Registrant)

/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr.
Vice President and Controller

Dated:  December 7, 2007